EXHIBIT 32.1

EX-32.1 SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Craig H. Barratt, the chief executive officer of Atheros Communications, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,:

(i)	The Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2005

/s/ Craig H. Barratt
Craig H. Barratt
Chief Executive Officer and President
(Principal Executive Officer)